EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2007 Long-Term Incentive Plan of Pool Corporation of our reports dated March 2, 2009, with respect to the consolidated financial statements of Pool Corporation and the effectiveness of internal control over financial reporting of Pool Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New Orleans, Louisiana
May 4, 2009